As filed with the Securities and Exchange Commission on May 11, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Utah	0-24778	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

________________________________________________________________________

Section 2

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Pleasant Valley Energy Corporation

On May 6, 2005, Tri-Valley Corporation completed the acquisition of Pleasant Valley Energy Corporation, a recently formed corporation which owns proved undeveloped reserves in California. The acquisition was accomplished by means of a merger of Pleasant Valley Energy into a new, wholly owned subsidiary of Tri-Valley which was created for the purpose of completing the merger. After the merger, Pleasant Valley Energy continues its existence as a wholly owned subsidiary of Tri-Valley.

The consideration for the merger consisted of 200,000 shares of Tri-Valley common stock, which was exchanged for all of the outstanding equity securities of Pleasant Valley. The closing market price of Tri-Valley's common stock on the American Stock Exchange on May 6, the date of the merger, was $12.32 per share. In addition, on the closing date, Tri-Valley, through Pleasant Valley, paid $500,000 to the sole shareholder of Petrawest as consideration for assignment to Pleasant Valley of a net profits interest in certain oil and gas properties.

Prior to the merger, Pleasant Valley Energy was a wholly owned subsidiary of Petrawest Ltd., a Nevada limited liability company. Prior to the merger, neither Petrawest nor any of its officers, directors or shareholders had any relationship with Tri-Valley or any of its officers, directors or shareholders, and the merger terms and consideration were determined in arms' length negotiations between the parties.

Pleasant Valley's sole business is to own non-producing oil and gas properties in California that Tri-Valley intends to develop. It has no employees and no operations. Tri-Valley acquired the company in order to develop Pleasant Valley's properties. Under the terms of an assignment of oil and gas leases to Pleasant Valley by Petrawest, Pleasant Valley has agreed to invest at least $5,000,000 over the next two years in oil and gas operations on the property assigned to Pleasant Valley by Petrawest. Tri-Valley expects that any funds to be used by Pleasant Valley to fulfill its operating expenditure commitment will come from investments by Tri-Valley or Tri-Valley's venture partners.

Tri-Valley is attempting to acquire additional oil and gas leases in the area of interest where Pleasant Valley's properties are located, and therefore Tri-Valley has not released any information on the location or other characteristics of Pleasant Valley's properties. Tri-Valley has engaged an independent petroleum engineer to provide an engineering report on the proved, undeveloped reserves that underlie the Pleasant Valley properties.

In connection with the merger, Tri-Valley has entered into a consulting agreement with the owner of Petrawest. The consulting agreement provides for Tri-Valley to pay a total of $75,000 to the consultant for services over an 18 month period.

The shares of Tri-Valley's common stock that were issued to Petrawest in the exchange offer are all restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission. These shares were issued in reliance on the exemption from securities registration requirements contained in Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Tri-Valley hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b) Pro forma financial information.

Tri-Valley hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(c) Exhibits

2.1	Articles of Merger between Coastal Oil Sands Co. and Pleasant Valley Energy Corporation
2.2	Restated Agreement and Plan of Merger Among Tri-Valley Corporation Coastal Oil Sands Co., Petrawest Ltd. And Pleasant Valley Energy Corporation
2.3	Amendment No. 1 to Restated Agreement and Plan of Merger Among Tri-Valley Corporation Coastal Oil Sands Co., Petrawest Ltd. And Pleasant Valley Energy Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tri-Valley Corporation /s/ Thomas J. Cunningham
Date: May 11, 2005	Thomas J. Cunningham, Chief Financial Officer